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                                                                     EXHIBIT S.2

                        CALAMOS GLOBAL TOTAL RETURN FUND
                            CERTIFICATE OF SECRETARY

     I, James S. Hamman, Jr., do hereby certify that:

     1. I am the duly elected, qualified and acting Secretary of Calamos Global Total Return Fund, a Delaware statutory trust (the "Fund"), and as such I am authorized to execute and deliver this certificate on behalf of the Fund.


     2. Attached hereto as Exhibit A is a complete and correct copy of certain resolutions adopted at the meeting of the Board of Trustees of the Fund held on March 12, 2004. Said resolutions have not been in any way modified, amended or rescinded, and are in full force and effect as of the date hereof.

         WITNESSETH, my signature as of the 3rd day of January, 2006.


                                          /s/ James S. Hamman, Jr.
                                          --------------------------------------
                                          James S. Hamman, Jr., Secretary

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                                                                       EXHIBIT A

Filing of Registration Statement on Form N-2 - Preferred Shares

     RESOLVED, that the filing of the Registration Statement on Form N-2 (the "Registration Statement") under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, relating to the proposed public offering of the Preferred Shares and any action previously undertaken by any officer of the Trust with respect to the Registration Statement, be and hereby is ratified and approved.

     FURTHER RESOLVED, that the officers of the Trust be, and each of them hereby is, authorized to execute, file or cause to be filed all such instruments and documents, and make or cause to be made all such payments, and do or cause to be done all such other acts and things, including the execution and filing of amendments to the Registration Statement on Form N-2, as they may deem necessary or desirable in order to effect the filing of such registration statement and to cause the same to become effective; and

     FURTHER RESOLVED, that each trustee or officer of the Trust who may be required to execute any registration statement on Form N-2, or any amendment or amendments thereto, be, and each of them hereby is, authorized to execute a power of attorney appointing John P. Calamos and James S. Hamman, Jr. and each of them, his true and lawful attorneys-In-fact and agents, with full power of substitution and resubstitution, for him and In his name, place and stead, in any and all capacities, to sign the registration statement, and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the "Commission"), granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do end perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.